Exhibit 99.1

For additional information, contact:
Richard D. Callicutt II
President and Chief Executive Officer
David B. Spencer
Senior Executive Vice President and Chief Financial Officer
(336) 869-9200

BNC BANCORP SIGNS DEFINITIVE AGREEMENT
TO ACQUIRE MT. PLEASANT-BASED SOUTHCOAST FINANCIAL CORPORATION

HIGH POINT, NC - August 14, 2015 - BNC Bancorp (“BNC,” NASDAQ: BNCN), the holding company for Bank of North Carolina, and Southcoast Financial Corporation (“Southcoast,” NASDAQ: SOCB), the holding company for Southcoast Community Bank, have entered into a definitive agreement pursuant to which BNC will acquire all of the common stock of Southcoast in a stock transaction valued at approximately $95.5 million, based on the closing price of BNC common stock on August 13, 2015.

Southcoast, headquartered in Mt. Pleasant, South Carolina, operates 10 branches in Mt. Pleasant, Charleston, Moncks Corner, Johns Island, Summerville, Goose Creek and North Charleston, South Carolina. As of June 30, 2015, Southcoast reported approximately $506 million in assets, $383 million in loans, and $361 million in deposits. Upon completion of the transaction, BNC is expected to have approximately $6.0 billion in assets, $4.5 billion in loans, and $4.9 billion in deposits. The transaction is expected to be immediately accretive to BNC’s fully diluted earnings per share and tangible book value per share, excluding deal costs.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, Southcoast shareholders will receive a fixed price of $13.35 for each share of Southcoast common stock, payable in shares of BNC common stock based upon the 20-day volume weighted average price of BNC common stock prior to the closing of the merger (the “VWAP”), subject to minimum and maximum exchange ratios. If the VWAP immediately prior to the merger is equal to or less than $19.00, then each share of Southcoast common stock will be converted into 0.7026 of a share of BNC common stock. If the VWAP immediately prior to the merger is equal to or more than $22.00, then each share of Southcoast common stock will be converted into 0.6068 of a share of BNC common stock. The transaction, which is subject to regulatory approval, the approval of the shareholders of Southcoast, and other customary conditions, is expected to close in the first quarter of 2016.

Commenting on the announcement, Rick Callicutt, President and Chief Executive Officer of BNC, said, “We are pleased to announce the combination of BNC and Southcoast. This partnership will allow us to expand our presence in one of the fastest growing and most dynamic regions in the Southeast, the Charleston and Mt. Pleasant, South Carolina markets. We are most excited about Wayne Pearson and his team joining BNC. Our combined companies will be well positioned for further growth in the Charleston and Mt. Pleasant markets with approximately $800 million in assets and a top-five deposit market share in the Charleston-North Charleston, SC MSA. The similar culture and core values of Southcoast and BNC will allow us to accelerate the integration, deepen existing customer relationships, and focus on expansion in these highly-sought after markets. The Southcoast team has built a bank that aligns with our vision of a high performing community bank that creates value for all of its stakeholders while ‘Delivering More’ than our customers expect.”

Callicutt continued, “The addition of Southcoast’s 10 offices, along with our upcoming acquisition of seven branches of CertusBank, N.A. in the Upstate Region, will allow BNC to grow our South Carolina franchise by approximately 17 office locations in the two fastest growing areas in the state.”

Wayne Pearson, Chairman and Chief Executive Officer of Southcoast, added, “We are pleased to join forces with BNC to provide enhanced and long-term value to our customers and communities. Our combination with BNC, with combined total assets of approximately $6.0 billion, will provide greater capital resources and operational scale that will allow us to grow with the robust Charleston and Mt. Pleasant economies and capture additional market share. In addition, BNC’s track record for creating and growing shareholder value will be a major plus for the Southcoast shareholder base.”

Troutman Sanders LLP provided legal counsel to BNC, while FIG Partners, LLC served as financial advisor to BNC and Sandler O’Neill + Partners LP served as a special advisor to BNC. Haynsworth Sinkler Boyd, P.A. provided legal counsel to Southcoast, while Banks Street Partners, LLC served as financial advisor to Southcoast.

Investor Presentation

Further information on the terms of this transaction will be included in a Form 8-K to be filed by BNC with the Securities and Exchange Commission (the “SEC”).

About BNC Bancorp

Headquartered in High Point, North Carolina, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with total assets in excess of $5.0 billion. Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 57 banking offices in Virginia, North and South Carolina. The Bank currently has 12 locations in South Carolina and nine locations in Virginia that operate as BNC Bank. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol “BNCN.” BNC Bancorp’s website is www.bncbancorp.com.

Forward Looking Statements

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger, to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on BNC’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger may not be timely completed, if at all; that prior to completion of the merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in BNC’s Form 10-K for the year ended December 31, 2014 and other documents subsequently filed by BNC with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither BNC nor Southcoast undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, BNC and Southcoast claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

ADDITIONAL INFORMATION

This communication is being made in respect of the Merger involving BNC and Southcoast. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, BNC will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Southcoast. BNC also plans to file other documents with the SEC regarding the merger with Southcoast. Southcoast will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/prospectus, as well as other filings containing information about BNC and Southcoast, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the merger can also be obtained, when available, without charge, from BNC’s website (http://www.bncbancorp.com) and Southcoast’s website (http://www.southcoastbank.com).

Participants in the Merger Solicitation

BNC and Southcoast, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Southcoast in respect of the merger. Information regarding the directors and executive officers of BNC and Southcoast and other persons who may be deemed participants in the solicitation of the shareholders of Southcoast in connection with the merger will be included in the proxy statement/prospectus for Southcoast’s special meeting of shareholders, which will be filed by BNC with the SEC. Information about BNC’s directors and executive officers can also be found in BNC’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 14, 2015, and other documents subsequently filed by BNC with the SEC. Information about Southcoast’s directors and executive officers can also be found in Southcoast’s Annual Report on Form 10-K, as filed with the SEC on March 12, 2015, and other documents subsequently filed by Southcoast with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the merger filed with the SEC when they become available.